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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM 8-K
                                Current Report
                    PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): March 8, 1999


                     GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
                ----------------------------------------------
              (Exact Name of Registrant as Specified in Charter)



       Delaware                  005-42674                     09265-04802
-----------------------     --------------------           --------------------
(State of Incorporation)  (Commission File Number)         (I.R.S. Employer
                                                           Identification No.)

2121 San Jacinto Street, Suite 2500, Dallas, Texas 75201
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Address of Principal Executive Offices



Registrant's telephone number, including area code : (214) 953-4500


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Item 5.   Other Events.

     On March 8, 1999, Global Industrial Technologies, Inc., a Delaware corporation ("Global"), A.P. Green Industries, Inc., a Delaware corporation and a wholly owned subsidiary of Global, and Chemical Lime Company, a Nevada corporation ("Chemical") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which Chemical is to purchase all of the issued and outstanding shares of APG Lime, Corp., a Delaware corporation and an indirect wholly owned subsidiary of Global, for $134 million, subject to adjustments (consisting of $130.3 million in cash plus the assumption of $3.7 in debt). The transaction is expected to be completed within 60 days.

     A copy of the Stock Purchase Agreement and the press release issued in connection therewith are filed as Exhibits hereto and are incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.


                                   EXHIBITS

Exhibit 2.1   -  Stock Purchase Agreement among Global Industrial Technologies,
                 Inc., A.P. Green Industries, Inc. and Chemical Lime Company dated as of March 8, 1999.

Exhibit 99.1 -   Press release of Global Industrial Technologies, Inc. dated
                 March 9, 1999.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         GLOBAL INDUSTRIAL TECHNOLOGIES, INC.


Dated: March 9, 1999     By:    /s/ Jeanette H. Quay
                              ------------------------------------------------
                                Name: Jeanette H. Quay
                                Title: Vice President, General Counsel and
                                Secretary